Exhibit 10.6.9

2006A AMENDMENT TO LOAN DOCUMENTS

THIS 2006A AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), is made and entered into as of February 28, 2006, by and among (i) JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, NA with its main office in Chicago, Illinois), a national banking association (the “Agent Bank”) (JPMORGAN CHASE BANK, N.A. may also be referred to as a “Bank”); (ii) the BANKS identified on Schedule 1.1 hereto (each a “Bank” and collectively, the “Banks”); (iii) SYPRIS SOLUTIONS, INC., a Delaware corporation, with its principal office and place of business and registered office in Louisville, Jefferson County, Kentucky (the “Borrower”) and (iv) the GUARANTORS identified on Schedule 1.2 hereto (each a “Guarantor” and collectively, the “Guarantors”).

PRELIMINARY STATEMENT:

A. Certain of the Guarantors and their Affiliates entered into a Loan Agreement dated as of March 21, 1997, with the Agent Bank (the “Original Loan Agreement”), whereby the Agent Bank extended in favor of the Guarantors a revolving line of credit in the amount of $20,000,000, a term loan in the amount of $10,000,000 and a swing line of credit subfacility in the amount of $5,000,000.

B. The predecessors to the Borrower and certain of the Guarantors entered into a 1997A Amended and Restated Loan Agreement dated as of November 1, 1997, with the Agent Bank (the “1997A Loan Agreement”), whereby the Agent Bank increased the revolving line of credit to $30,000,000 and the term loan to $15,000,000 and provided the swing line of credit subfacility in the amount of $5,000,000. The 1997A Loan Agreement was subsequently amended by, among other amendments, the 1998A Amendment to Loan Documents dated as of February 18, 1998.

C. The Borrower, certain of the Guarantors, the Agent Banks and the Banks entered into the 1999 Amended and Restated Loan Agreement dated as of October 27, 1999 (the “1999 Loan Agreement”), which amended, restated and replaced the Original Loan Agreement and the 1997A Loan Agreement, as amended. The 1999 Loan Agreement provided for (i) a revolving line of credit in the amount of $100,000,000, (ii) a swing line subfacility of $5,000,000 and (iii) a letter of credit subfacility of $15,000,000. The 1999 Loan Agreement was subsequently amended by the 2000A Amendment to Loan Documents dated as of November 9, 2000 (the “2000A Amendment”).

D. The Borrower, certain of the Guarantors, the Agent Bank and the Banks entered into the 2001A Amendment to Loan Documents dated as of February 15, 2001 and having an effective date of December 31, 2000 (the “2001A Amendment”) in order to (i) change certain financial covenants and (ii) make certain other changes as set forth therein.

E. The Borrower, the Guarantors, the Agent Bank and the Banks entered into the 2002A Amendment to Loan Documents dated as of December 21, 2001 and having an effective date of January 1, 2002 (the “2002A Amendment”) in order to (i) to restructure, reorganize and/or rename, as applicable, certain of the Guarantors, and to add a Guarantor and (ii) to amend the 1999 Loan Agreement and other Loan Documents to reflect such changes in the Guarantors and (iii) make certain other changes as set forth therein.

F. The Borrower, the Guarantors, the Agent Bank and the Banks entered into the 2002B Amendment to Loan Documents dated as of July 3, 2002 (the “2002B Amendment”) in order to (i) increase the revolving line of credit to $125,000,000, (ii) add a new participant Bank and (iii) make certain other changes as set forth therein.

G. The Borrower, the Guarantors, the Agent Bank and the Banks entered into the 2003A Amendment to Loan Documents dated as of October 16, 2003 (the “2003A Amendment”) in order to (i) extend the maturity of the line of credit from January 2, 2005 to October 16, 2008, (ii) to add a new Section 2.1G to the Loan Agreement providing a mechanism for Borrower to increase its line of credit by an additional $25,000,000 and (iii) to make certain other changes as set forth therein.

H. The Agent Bank and the Banks in May 2004 consented to the Borrower’s issuance of $55,000,000 of senior notes pursuant to a note purchase agreement.

I. The Borrower in April 2004 created a new subsidiary, Sypris Technologies Kenton, Inc., a Delaware corporation (“STK”), and the Agent Bank and the Banks consented to the creation of STK as a subsidiary, on the condition that STK become a Guarantor under the Loan Agreement. STK became a Guarantor under the Loan Agreement by executing and delivering to the Agent Bank a Guaranty Agreement dated June 1, 2004, guarantying the obligations of the Borrower to the Banks (the “STK Guaranty”).

J. The Borrower in June 2004 requested that the Banks consent to the Borrower’s acquisition of a facility in Toluca, Mexico (the “Toluca Facility”). The Banks consented to the acquisition of the Toluca Facility. The Borrower created the following second tier subsidiary and third tier subsidiaries related to the Toluca Facility: (i) Sypris Technologies Mexican Holdings, LLC (the interests of which are held by Sypris Technologies, Inc.) and (ii) Sypris Technologies Mexico, S. de R.L. de C.V. and Sypris Technologies Toluca, S.A. de C.V. (the interests of which are held by Sypris Technologies Mexican Holdings, LLC and Sypris Technologies, Inc.) (all of the foregoing Subsidiaries are referred to as the “Toluca Subsidiaries”).

K. The Borrower, the Guarantors, the Agent Bank and the Banks entered into the 2005A Amendment to Loan Documents dated as of March 10, 2005 (the “2005A Amendment”) in order to among other things, (i) to include provisions related to the Borrower’s issuance of $55,000,000 of senior notes in May 2004, (ii) to amend one of the financial covenants of the Loan Agreement and (iii) to include a provision related to the Toluca Facility.

L. The Borrower, the Guarantors, the Agent Bank and the Banks entered into the 2005B Amendment to Loan Documents dated as of May 10, 2005 (the “2005B Amendment”) in order to extend a deadline for taking certain action with respect to the Toluca Subsidiaries.

M. The Borrower, the Guarantors, the Agent Bank and the Banks entered into the 2005C Amendment to Loan Documents dated as of August 3, 2005 (the “2005C Amendment”) in order to restate Section 7.7 of the Loan Agreement (Ratio of Adjusted Funded Debt to EBITDA).

N. Sypris Technologies Mexican Holdings, LLC and Sypris Technologies, Inc. entered into a Pledge Agreement dated as of September 13, 2005 (the “Pledge Agreement”), for the purpose of pledging 65% of the stock or interests in certain foreign subsidiaries to the Agent Bank, for the benefit of the Banks and the Noteholders. The Agent Bank and the Noteholders entered into a Collateral Sharing Agreement dated as of September 13, 2005, with respect to the pledged stock and interests.

O. The Borrower, the Guarantors, the Agent Bank and the Banks now wish to amend the Loan Documents in order to (i) reduce the size of the Revolving Credit Facility from $125,000,000 to $100,000,000; (ii) modify the definition of “EBITDA,” (iii) modify the Fixed Charge Coverage Ratio and (iv) add a capital expenditures limitation to the negative covenants.

P. Subject to the terms set forth herein, the Banks are agreeable to the amendments to the Loan Documents set forth herein. The 1999 Loan Agreement, as amended by the 2000A Amendment, 2001A Amendment, the 2002A Amendment, the 2002B Amendment, the 2003A Amendment, the 2005A Amendment, the 2005B Amendment, the 2005C Amendment and this Amendment is referred to herein as the “Loan Agreement.” Terms not defined herein shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AMENDMENT TO LOAN AGREEMENT.

A. Amendment of the Definitions section of Loan Agreement. The following definitions are amended and restated in their entirety:

1.37 “EBITDA” means, as of the end of any Fiscal Quarter, the sum of the Borrower’s (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income, (iv) depreciation, (v) amortization and (vi)

noncash stock compensation expense reducing Net Income, for the previous four Fiscal Quarters, determined on a consolidated basis in accordance with GAAP. The calculation of EBITDA shall include adjustments necessary to reflect the pro forma results of acquisitions and dispositions. Any pro forma adjustments required to be made hereby shall include adjustments to reflect consolidation savings (without limitation as to other appropriate pro forma adjustments in accordance with generally accepted financial practice) giving effect to all acquisitions and dispositions made during the period with respect to which such adjustment is being made as if such acquisitions and dispositions were made on the first day of such period. The calculation of EBITDA shall exclude the following: (i) gains or losses on dispositions of noncurrent assets, (ii) losses on writedowns of noncurrent assets or lease obligation, and (iii) the cumulative effect of changes in accounting principles.

1.48 “Fixed Charge Coverage Ratio” means, as of any Date of Determination thereof, the ratio of (i) the sum of the Borrower’s EBITDA plus Operating Lease Rentals to (ii) the sum of the Borrower’s Interest Expense plus Operating Lease Rentals.

1.101 “Revolving Credit Facility” means the revolving line of credit established by the Banks in favor of the Borrower in the principal amount of One Hundred Million Dollars ($100,000,000), subject to being increased up to One Hundred Twenty Five Million Dollars ($125,000,000) as set forth in Section 2.1G of the Loan Agreement, pursuant to which the Borrower may obtain Revolving Credit Loans from the Banks and/or Letters of Credit from the Agent Bank during the term of the Revolving Credit Facility upon the terms and conditions set forth in this Loan Agreement. The Revolving Credit Facility includes as a sublimit the Letter of Credit Subfacility and the Swing Line Credit Subfacility. All references to the “aggregate principal balance of the Revolving Credit Loans outstanding” or similar phrases in this Loan Agreement or in the Revolving Credit Notes shall mean, as of the date of determination thereof, the sum of (i) the entire aggregate outstanding principal balance of all Revolving Credit Loans made by the Banks pursuant to this Loan Agreement, (ii) the then existing Letter of Credit Usage and (iii) the then existing Swing Line Usage.

B. Addition of New Definition to the Definitions section of Loan Agreement. The following definition is added to the Definitions section of the Loan Agreement:

“Capital Expenditure” shall mean, for any period, the consolidated sum of all expenditures by, or obligations incurred by, the Borrower and its Subsidiaries for an asset which will be used in a year or years subsequent to and in the year in which the expenditure is made or obligation is incurred, and which asset is properly classified in relevant financial statements of the Borrower and its Subsidiaries as equipment, real property or improvements, fixed assets or a similar type of capitalized asset, all in accordance with GAAP.

C. Amendment of Section 2 of the Loan Agreement. The following parts of Section 2 of the Loan Agreement are amended to reflect the decrease in the size of the Revolving Credit Facility from One Hundred Twenty Five Million Dollars ($125,000,000) to One Hundred Million Dollars ($100,000,000).

(1) Amendment of the first paragraph of Section 2. The first paragraph of Section 2 is amended and restated to read as follows:

“Subject to the terms and conditions of this Loan Agreement (including but not limited to Section 2.1G hereof), the Banks hereby establish the Revolving Credit Facility in favor of the Borrower in the principal amount of One Hundred Million Dollars ($100,000,000). Pursuant to the Revolving Credit Facility, the Borrower may obtain Revolving Credit Loans and/or Letters of Credit pursuant to, and subject to the terms and conditions set forth in, this Loan Agreement for the purposes set forth in Sections 2.5A and 2.7 hereof. The Revolving Credit Facility is subject to the following terms and conditions:”

(2) Amendment of Section 2.1A Section 2.1A is amended to delete the words “One Hundred Twenty Five Million Dollars ($125,000,000)” and to substitute therefor “One Hundred Million Dollars ($100,000,000)”.

(3) Amendment of Section 2.1G. The first paragraph of Section 2.1G is amended and restated as follows:

“(i) Amount of Increase in Revolving Loan Commitments. The Borrower may from time to time and at any time, with the consent of the Agent Bank (provided, however, if Borrower shall have complied with the provisions of this Section 2.1G such consent shall not be unreasonably withheld) but without the consent of the Banks, except as provided in Section 2.1G (ii) hereof, increase the total amount of the Revolving Loan Commitments by a maximum amount of up to Twenty Five Million Dollars ($25,000,000), to a total amount not to exceed One Hundred Twenty Five Million Dollars ($125,000,000), subject to satisfaction of each and all of the requirements contained in this Section 2.G (subject to those requirements, a “Permitted Commitment Increase”).”

(4) Amendment of Section 2.1G(v)(e). Paragraph (v)(e) of Section 2.1G is amended and restated as follows:

“(e) Limit on Amount. Any increase in the Revolving Loan Commitments pursuant to this Section 2.1G may not cause the total amount of the Revolving Loan Commitments to exceed One Hundred Twenty Five Million Dollars ($125,000,000).”

D. Amendment and restatement of Section 7.6 (Ratio of Fixed Charge Coverage Ratio). Section 7.6 of the Loan Agreement is amended and restated in its entirety as follows:

“7.6 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio for any Fiscal Quarter to fall below the following applicable ratio calculated as of the end of the applicable Fiscal Quarter set forth below:

Fiscal Quarter Ending	Applicable Minimum Ratio
3/31/06 and thereafter	3.00 to 1.00

E. Addition of New Limitation on Capital Expenditures. A new Section 7.10 is added to the Loan Agreement as follows:

“7.10 Capital Expenditures. The Borrower shall not incur Capital Expenditures in any calendar year in excess of the following limits:

Calendar Year	Limitation
2006	$30,000,000
2007	$35,000,000
2008	$40,000,000

F. Amendment and restatement of Compliance Certificate. The Compliance Certificate is amended and restated in its entirety by the Compliance Certificate attached hereto as Exhibit A.

2. RATIFICATION. Except as specifically amended by the provisions hereinabove, the Loan Documents remain in full force and effect. The Borrower and Guarantors reaffirm and ratify all of their respective obligations to Agent Bank and the Banks under all of the Loan Documents, as amended and modified hereby, including, but not limited to, the Loan Agreement, the Guaranty Agreements, the Negative Pledge Agreement and all other agreements, documents and instruments now or hereafter evidencing and/or pertaining to the Loan Agreement. Each reference to all or any of the Loan Documents contained in any other of the Loan Documents shall be deemed to be a reference to such Loan Document, as modified hereby.

3. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BORROWER. To induce the Agent Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to Agent Bank and the Banks as follows:

A. The Borrower has full power, authority, and capacity to enter into this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its respective terms.

B. No uncured Event of Default under the Notes or any of the other Loan Documents has occurred which continues unwaived by the Agent Bank, and no Potential Default exists as of the date hereof.

C. The Person executing this Amendment on behalf of the Borrower is duly authorized to do so.

D. The representations and warranties made by the Borrower in any of the Loan Documents are hereby remade and restated as of the date hereof.

E. Except as previously disclosed to the Agent Bank or disclosed in the Borrower’s filings with the Securities and Exchange Commission, copies of which have been provided previously to the Agent Bank, there are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against the Borrower, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of the Borrower and the Guarantors taken as a whole, or the ability of the Borrower to fulfill its obligations under the Loan Documents.

4. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE GUARANTORS. To induce the Agent Bank and the Banks to enter into this Amendment, the Guarantors represent and warrant to the Agent Bank and the Banks as follows:

A. each Guarantor has full power, authority, and capacity to enter into this Amendment, and this Amendment constitutes the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms.

B. the Person executing this Amendment on behalf of each Guarantor is duly authorized to do so.

C. the representations and warranties made by each Guarantor in any of the Loan Documents are hereby remade and restated as of the date hereof.

D. except as previously disclosed to the Agent Bank, there are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against any Guarantor, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of the Borrower and the Guarantors taken as a whole or the ability of any Guarantor to fulfill its obligations under the Guaranty Agreement.

5. MISCELLANEOUS.

A. Amendment Fee. The Borrower shall pay to the Agent Bank, for the benefit of the Banks, ratably based upon their Revolving Credit Facility Pro Rata Shares, an amendment fee in the amount of One Hundred Thousand Dollars ($100,000).

B. Other Fees and Expenses. The Borrower shall pay to or for the account of the Agent Bank the reasonable fees and expenses of Agent Bank’s counsel in negotiating, drafting and closing this Amendment.

C. Illegality. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

D. Changes in Writing. No modification, amendment or waiver of any provision of this Amendment nor consent to any departure by the Borrower or any of the Guarantors therefrom, will in any event be effective unless the same is in writing and signed by the Agent Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

E. Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent Bank and the Banks and their respective successors and assigns; provided, however, that neither the Borrower nor the Guarantors may assign this Amendment in whole or in part without the prior written consent of the Agent Bank, and the Agent Bank and the Banks at any time may assign this Amendment in whole or in part, as provided in Section 11 of the Loan Agreement.

F. Counterparts. This Amendment may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

G. Precondition to Effectiveness of Amendment. This Amendment shall not take effect until the Agent Bank shall have determined, to its satisfaction, that the holders of the Senior Notes have approved the following changes to the Note Purchase Agreement: (i) amendment of the Consolidated EBITDA definition to reflect the add-back of noncash stock compensation expense; (ii) amendment of the Fixed Charge Coverage Ratio to be no more stringent than the Fixed Charge Ratio established by this Amendment; (iii) the modification of any capital expenditure limitation (if any) to be no more stringent than the capital expenditure limitation established by this Amendment.

IN WITNESS WHEREOF, the Agent Bank, each Bank, the Borrower and each Guarantor has caused this Amendment to be duly executed as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.
as the Agent Bank

By	/s/ J. Duffy Baker
J. Duffy Baker
Senior Vice President

JPMORGAN CHASE BANK, N.A.
as a Bank

By	/s/ J. Duffy Baker
J. Duffy Baker
Senior Vice President

BANK OF AMERICA, N.A.
as a Bank

By	/s/ Brian P. Sallee
Brian P. Sallee
Vice President

LASALLE BANK NATIONAL ASSOCIATION
as a Bank

By	/s/ A. Mark Mital
A. Mark Mital
First Vice President

SUNTRUST BANK, N.A.
as a Bank

By	/s/ Scott T. Corley
Scott T. Corley
Managing Director

U.S. BANK NATIONAL ASSOCIATION f/k/a FIRSTAR BANK, N.A.,
as a Bank

By	/s/ David A. Wombwell
David A. Wombwell
Senior Vice President

NATIONAL CITY BANK OF KENTUCKY
as a Bank

By	/s/ Rob King
Rob King
Senior Vice President

SYPRIS SOLUTIONS, INC.
(the “Borrower”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Vice President and Treasurer

SYPRIS TEST & MEASUREMENT, INC., a Delaware corporation (“ST&M”)
(as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Assistant Secretary

SYPRIS TECHNOLOGIES, INC. a Delaware corporation (“ST”)
(as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Assistant Secretary

SYPRIS ELECTRONICS, LLC, a Delaware limited liability company (“SE”)
(as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Assistant Secretary

SYPRIS DATA SYSTEMS, INC., a Delaware corporation (“SDS”)
(as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Assistant Secretary

SYPRIS TECHNOLOGIES MARION, LLC, a Delaware limited liability company (“Marion”)
(as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Assistant Secretary

SYPRIS TECHNOLOGIES KENTON, INC. a Delaware corporation (“STK”)
(as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Assistant Secretary

SCHEDULE 1.1

LIST OF BANKS

JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase Bank”)

416 West Jefferson Street

Louisville, Kentucky 40202

Attention: J. Duffy Baker, Senior Vice President

LASALLE BANK

NATIONAL ASSOCIATION (“LaSalle”)

135 South LaSalle

Chicago, Illinois 60603

Attention: Mr. A. Mark Mital, First Vice President

BANK OF AMERICA, N.A. (“Bank of America”)

Bank of America

Middle Market Banking

414 Union Street

Nashville, Tennessee 37219

Attention: Brian P. Sallee, Vice President

SUNTRUST BANK, N.A. (“SunTrust”)

201 Fourth Avenue North, 3rd Floor

Nashville, Tennessee 37219

Attention: Scott T. Corley, Managing Director

U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”)

1 Financial Square

Louisville, Kentucky 40202

Attention: David A. Wombwell, Senior Vice President

NATIONAL CITY BANK OF KENTUCKY (“National City”)

101 S. Fifth Street

Louisville, Kentucky 40202

Attention: Mr. Rob King, Senior Vice President

SCHEDULE 1.2

LIST OF GUARANTORS

SYPRIS TEST & MEASUREMENT, INC.,

a Delaware corporation (“ST&M”)

6120 Hanging Moss Road

Orlando, Florida 32807

Attention: President

SYPRIS TECHNOLOGIES, INC.,

a Delaware corporation (“ST”)

2820 West Broadway

Louisville, Kentucky 40211

Attention: President

SYPRIS ELECTRONICS, LLC,

a Delaware limited liability company (“SE”)

10901 Malcolm McKinley Drive

Tampa, Florida 33612

Attention: President

SYPRIS DATA SYSTEMS, INC.,

a Delaware corporation (“SDS”)

605 East Huntington Dr.

Monrovia, California 91016

Attention: President

SYPRIS TECHNOLOGIES MARION, LLC,

a Delaware limited liability company (“Marion”)

1550 Marion Agosta Road

Marion, Ohio 43302

Attn: President

SYPRIS TECHNOLOGIES KENTON, INC.,

a Delaware corporation (“STK”)

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

Attention: President

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is being delivered to JPMorgan Chase Bank, N.A., as Agent Bank, pursuant to Section 6.3C of that certain Amended and Restated Loan Agreement dated as of October 27, 1999, as amended, among Sypris Solutions, Inc. as Borrower (the “Borrower”), certain Guarantors (as defined in the Loan Agreement), the Agent Bank and the Banks (as defined in the Loan Agreement) (together with all amendments, modifications and supplements thereto and all restatements thereof, the “Loan Agreement”). All capitalized terms used herein without definition shall have the meanings assigned to those terms in the Loan Agreement. The undersigned officer, on behalf of the Borrower, certifies that as of the last day of the most recently ended Fiscal Quarter of the Borrower dated __________, 20___ (the “Compliance Date”):

1. EBIT. The Borrower’s EBIT for the previous four Fiscal Quarters, determined as of the Compliance Date was ________, calculated as follows:

(a)	Net Income

(b)	Interest Expense

(c)	provisions for taxes based on income

(d)	Total (a) + (b) + (c)

2. EBITDA. The Borrower’s EBITDA for the previous four Fiscal Quarters, determined as of the Compliance Date was _________, calculated as follows:

(a)	Net Income

(b)	Interest Expense

(c)	provisions for taxes based on income

(d)	depreciation

(e)	amortization

(f)	noncash stock compensation expense

(g)	Total (a) + (b) + (c) + (d) + (e) + (f)

3. Fixed Charge Coverage Ratio. The Borrower’s Fixed Charge Coverage Ratio for the previous four Fiscal Quarters, determined as of the Compliance Date was __________, calculated as follows [Reference Section 7.6 of the Loan Agreement]:

(a)	EBITDA (from 2(g))

(b)	Operating Lease Rentals and other rentals

(c)	(a) + (b)

(d)	Interest Expense

(e)	(b) + (d)

(f)	(c) ÷ (e)

Required: The total in 3(f) must be equal to or greater than the applicable Minimum Ratio set forth below as of the end of the applicable Fiscal Quarter set forth below:

Fiscal Quarter Ending	Applicable Minimum Ratio
3/31/06 and thereafter	3.00 to 1.00

4. Ratio of Adjusted Funded Debt to EBITDA. The ratio of the Borrower’s Adjusted Funded Debt to EBITDA for the previous four Fiscal Quarters, determined as of the Compliance Date was __________, calculated as follows [Reference Section 7.7 of the Loan Agreement]:

(a)	Adjusted Funded Debt

(b)	EBITDA (from 2(g))

(c)	(a) ÷ (b)

Required: The Borrower shall not permit the total in 4(c) for any period of four consecutive Fiscal Quarters, to exceed the following applicable maximum ratio as of the end of any Fiscal Quarter.

Fiscal Quarter Ending	Applicable Maximum Ratio
3/31/06 and all Fiscal Quarters ending thereafter	3.00 to 1.00

5. Minimum Net Worth. The Borrower’s Net Worth for the previous Fiscal Quarter, determined as of the Compliance Date was _____________ calculated as follows [Reference Section 7.8 of the Loan Agreement]:

(a)	Net Worth as of Compliance Date

(b)	85% of Net Worth as of 9/26/99

(c)	50% of Net Income earned in each Fiscal Quarter ended subsequent to Closing Date

(d)	100% of equity raised or contributed

(e)	(b) + (c) + (d)

Required: The total in 5(a) must be equal to or greater than the total in 5(e).

6. Capital Expenditures. The Borrower’s Capital Expenditures for the calendar year to date, determined as of the Compliance Date were _____________ calculated as follows [Reference Section 7.10 of the Loan Agreement]:

Required: The Borrower shall not incur capital expenditures in any calendar year in excess of the following limits:

Calendar Year	Limitation
2006	$30,000,000
2007	$35,000,000
2008	$40,000,000

7. Other Covenants. The Borrower has not, during the proceeding Fiscal Quarter ending on the Compliance Date, violated any of the other covenants contained in Sections 6 and 7 of the Loan Agreement.

The undersigned officer of the Borrower executing and delivering this Compliance Certificate on behalf of the Borrower further certifies that he has reviewed the Loan Agreement and has no knowledge of any event or condition which constitutes a Potential Default or an Event of Default under the Loan Agreement or the other Loan Documents other than [if any Potential Default or Event of Default has occurred, describe the same, the period of existence thereof and what action the Borrower has taken or propose to take with respect thereto].

IN WITNESS THEREOF, the Borrower, through a duly authorized officer, has executed this Compliance Certificate this _____ day of _______________, 20__.

SYPRIS SOLUTIONS, INC.

By
Title:
(the “Borrower”)

SCHEDULE 2.1

SCHEDULE OF REVOLVING LOAN COMMITMENTS AND

REVOLVING CREDIT FACILITY PRO RATA SHARES

The maximum amount of the Revolving Credit Facility is $100,000,000.*

Name of Bank	Revolving Credit Facility Pro Rata Share	Revolving Loan Commitment
JP Morgan Chase Bank, NA	28.0%	$28,000,000.00
LaSalle Bank National Association	23.2%	$23,200,000.00
Bank of America, N.A.	15.2%	$15,200,000.00
SunTrust Bank, N.A.	15.2%	$15,200,000.00
U.S. Bank National Association	11.2%	$11,200,000.00
National City Bank of Kentucky	7.2%	$7,200,000.00

Totals	100.00%	$100,000,000.00

*	The maximum amount of the Revolving Credit Facility can be increased, under certain circumstances set forth in Section 2.1G of the Loan Agreement, by an additional $25,000,000.